UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 9, 2004
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Page 1 of 4 Pages.
Exhibit Index Appears on Page 4

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 9, 2004, Chesapeake Corporation ("Chesapeake") issued a press release announcing the pricing of its common stock offering of 3.65 million shares. The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1

Chesapeake Corporation press release, issued on March 9, 2004, announcing that Chesapeake increased its previously announced public offering of 3.4 million shares of common stock to 3.65 million shares and priced the offering at $24.00 per share.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: March 11, 2004	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Chesapeake Corporation press release, issued on March 9, 2004, announcing that Chesapeake increased its previously announced public offering of 3.4 million shares of common stock to 3.65 million shares and priced the offering at $24.00 per share.

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